Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Shaw Group Inc.:
We consent to the incorporation by reference in the Registration Statements listed below of The Shaw Group Inc. and subsidiaries of our reports dated October 29, 2008, with respect to the consolidated balance sheets of The Shaw Group Inc. and subsidiaries as of August 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the two-year period ended August 31, 2008, and the effectiveness of internal control over financial reporting as of August 31, 2008, which reports appear in the August 31, 2008 Annual Report on Form 10-K of The Shaw Group Inc. and subsidiaries. As discussed in Note 1 to the consolidated financial statements, effective September 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes.
Our report dated October 29, 2008 on the effectiveness of internal control over financial reporting as of August 31, 2008, expressed our opinion that The Shaw Group Inc. and subsidiaries did not maintain effective internal control over financial reporting as of August 31, 2008 because of the effect of the material weakness on the achievement of the objectives of the control criteria and contains a statement that material weakness in project reporting of estimates of cost at completion on engineering, procurement, and construction on complex fixed price contracts and accounting for income taxes have been identified and are included in management’s assessment in Item 9A(b) of the 2008 Annual Report on Form 10-K.
Form S-8 No. 333-02666 (dated March 25, 1996) pertaining to The Shaw Group Inc. 1993 Employee Stock Option Plan
Form S-8 No. 333-36315 (dated September 24, 1997) pertaining to The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan
Form S-8 No. 333-87175 (dated September 16, 1999) pertaining to The Shaw Group Inc. 1993 Employee
Stock Option Plan
Form S-8 No. 333-62852 (dated June 12, 2001) pertaining to The Shaw Group Inc. 1996 Non-Employee
Director Stock Option Plan
Form S-8 No. 333-62856 (dated June 12, 2001) pertaining to The Shaw Group Inc. 2001 Employee
Incentive Compensation Plan and The Shaw Group Inc. Stone & Webster Acquisition Stock Option Plan
Form S-8 No. 333-105520 (dated May 23, 2003) pertaining to The Shaw Group Inc. 2001 Employee
Incentive Compensation Plan
Form S-8 No. 333-115154 (dated May 4, 2004) pertaining to The Shaw Group Inc. 2001 Employee
Incentive Compensation Plan and The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan
Form S-8 No. 333-115155 (dated May 4, 2004) pertaining to The Shaw Group Inc. 401(k) Plan and The
Shaw Group Inc. 401(k) Plan for Certain Hourly Employees
Form S-8 No. 333-132167 (dated March 2, 2006) pertaining to The Shaw Group Inc. 2001 Employee
Incentive Compensation Plan and The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan
/s/ KPMG LLP
Baton Rouge, Louisiana
October 29, 2008